EXHIBIT 32.01

CERTIFICATION BY CHIEF EXECUTIVE OFFICER

I, Kevin D. Cole, certify that (i) the Form 10Q for the quarter ended June 30, 2023 of Campbell Strategic Allocation Fund, L.P. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10Q for the quarter ended June 30, 2023 fairly presents, in all material respects, the financial condition and results of operations of Campbell Strategic Allocation Fund, L.P.

Date: August 14, 2023	CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
By: Campbell & Company, LP, General Partner

	By:	/s/ Kevin D. Cole
Kevin D. Cole
Chief Executive Officer & Chief Investment Officer